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                                                                   EXHIBIT 23.03

                        CONSENT OF HAMBRECHT & QUIST LLC

  We hereby consent to the use of our opinion letter dated December 8, 1998 to the Board of Directors of Quickturn Design Systems, Inc. ("Quickturn"), included as Appendix C to the Proxy Statement/Prospectus of Quickturn which forms a part of the Registration Statement dated as of the date hereof on Form S-4 relating to the proposed merger of CDSI Acquisition, Inc., a wholly-owned subsidiary of Cadence Design Systems, Inc. with and into Quickturn, and to the references therein to such opinion under the captions "Summary--Opinion of Quickturn's Financial Advisor" and "The Merger--Opinion of Quickturn's Financial Advisor."

  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Hambrecht & Quist LLC

                                                    /s/ Paul Cleveland
                                          By: _________________________________
                                            Name: Paul Cleveland
                                            Title: Managing Director

December 23, 1998